Exhibit 4.2

INSMED INCORPORATED

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

First Supplemental Indenture

Dated as of January 26, 2018

to Indenture

Dated as of January 26, 2018

1.75% Convertible Senior Notes due 2025

i

ii

EXHIBIT

Exhibit A	Form of Note	A-1

iii

FIRST SUPPLEMENTAL INDENTURE dated as of January 26, 2018 (this “Supplemental Indenture”) between Insmed Incorporated, a Virginia corporation, as issuer (the “Company”, as more fully set forth in Section 1.01) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01), supplementing the Indenture, dated as of January 26, 2018, between the Company and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H:

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Sections 3.1 and 3.3 of the Base Indenture provide for the Company to issue Securities thereunder in the form and on the terms set forth in one or more Board Resolutions, indentures supplemental thereto or Officers’ Certificates;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a single series of Securities designated as its 1.75% Convertible Senior Notes due 2025 (the “Notes” and each $1,000 principal amount thereof, unless the context otherwise requires, a “Note”), initially in an aggregate principal amount not to exceed $450,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the benefit of each other and for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01                                       Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b)                                 all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Supplemental Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“1% provision” shall have the meaning specified in Section 9.04(i).

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.04.

“Additional Shares” shall have the meaning specified in Section 9.03(a).

“Additional Notes” shall have the meaning specified in Section 2.08(a).

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 9.01(b)(i).  The Company shall initially act as the Bid Solicitation Agent.

“Business Day” refers to any day other than a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed during the hours between open of business and close of business.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Settlement” shall have the meaning specified in Section 9.02(a).

“Clause A Distribution” shall have the meaning specified in Section 9.04(c).

“Clause B Distribution” shall have the meaning specified in Section 9.04(c).

“Clause C Distribution” shall have the meaning specified in Section 9.04(c).

“close of business” means 5:00 p.m., New York City time, on a Business Day.

“Combination Settlement” shall have the meaning specified in Section 9.02(a).

“Common Equity” of any Person means Capital Stock of such Person that are generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that shall control the management or policies of such Person, and in each case, not entitled to any preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Supplemental Indenture, subject to Section 9.07.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 12 hereof, shall include its successors and assigns.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 9.02(c).

“Conversion Obligation” shall have the meaning specified in Section 9.01(a).

“Conversion Price” means at any time, $1,000, divided by the Conversion Rate at such time.

“Conversion Rate” shall have the meaning specified in Section 9.01(a).

“Conversion Settlement Amount” shall have the meaning specified in Section 9.02(a)(3).

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Observation Period, 1/40th of the product of:

(a)                                 the Conversion Rate on such VWAP Trading Day; and

(b)                                 the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the applicable Observation Period, shall consist of:

(a)                                 cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b)                                 if the Daily Conversion Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value on such VWAP Trading Day and the Daily Measurement Value, divided by (ii) the Daily VWAP on such VWAP Trading Day.

“Daily VWAP” means, for each of the 40 consecutive VWAP Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “INSM <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, the Redemption Price, principal and interest) that are payable but are not paid or duly provided for when due.

“Designated Institution” shall have the meaning specified in Section 9.13(a).

“Distributed Property” shall have the meaning specified in Section 9.04(c).

“Effective Date” shall have the meaning specified in Section 9.03(c), except that, as used in Section 9.04, “Effective Date” means the first date on which shares of the Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 5.02, notwithstanding anything to the contrary in the Base Indenture.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Expiration Date” shall have the meaning specified in Section 9.04(e).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its wholly owned Subsidiaries or the employee benefit plans of the Company or its wholly owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)                                 the consummation of (1) except as set forth in clause (2) below, any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split, share combination or change in par value) as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property or assets; (2) any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (3) any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of related transactions of all or substantially all of the Company and its Subsidiaries’ consolidated assets, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; provided, however, that neither (A) a transaction described in clause (1) or (2) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (B) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Equity of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c)                                  the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)                                 the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of the Nasdaq Global Select Market or the New York Stock Exchange (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of shares of common stock or depositary receipts representing Common Equity interests, in each case, that are listed or quoted on any of the Nasdaq Global Select Market or the New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions (such securities, “Publicly Traded Securities”) and, as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions of Section 9.02(a)).  Any transaction or event that constitutes a Fundamental Change under both clause (a) and clause (b) without giving effect to the proviso in clause (b) above will be deemed to be solely a Fundamental Change under clause (b) of such definition (subject to the proviso to clause (b)).

“Fundamental Change Company Notice” shall have the meaning specified in Section 10.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 10.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 10.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 10.01(a).

“Global Note” means a Note in the form of a Global Security.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Interest Payment Date” means each January 15 and July 15 of each year, beginning on July 15, 2018.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange.  If the Common Stock is not listed, quoted or traded on any U.S. securities exchange or any other market, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof.

“Market Disruption Event” means:

(i)                                     a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(ii)                                  the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means January 15, 2025.

“Measurement Period” shall have the meaning specified in Section 9.01(b)(i).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Note Register” means the register maintained, with respect to the Notes, by the Registrar pursuant to Section 3.5 of the Base Indenture.

“Notice of Conversion” shall have the meaning specified in Section 9.02(b)(1).

“Notice of Redemption” shall have the meaning specified in Section 11.03(c).

“Observation Period,” with respect to any Note surrendered for conversion, means:

(i)                                     subject to the immediately following clause (ii), if the relevant Conversion Date occurs prior to October 15, 2024, the 40 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately succeeding such Conversion Date;

(ii)                                  if the relevant Conversion Date occurs on or after the date the Company sends a Redemption Notice calling such Note for redemption and before the related Redemption Date, the 40 consecutive Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately before such Redemption Date; and

(iii)                               subject to the immediately preceding clause (ii), if the relevant Conversion Date occurs on or after October 15, 2024, the 40 consecutive VWAP Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date (if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day).

“open of business” means 9:00 a.m., New York City time, on a Business Day.

“outstanding” when used with reference to the Notes, shall, subject to the provisions of Section 6.04 mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

(i)                                     Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(iii)                               Notes that have been paid pursuant to Section 3.6 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.6 of the Base Indenture unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(iv)                              Notes converted pursuant to Article 9 and required to be cancelled pursuant to Section 2.07; and

(e)         Notes repurchased pursuant to Section 2.08(b) (other than pursuant to cash-settled swaps or other derivatives).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 9.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Publicly Traded Securities” shall have the meaning specified in the definition of “Fundamental Change”.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 11.03(c).

“Redemption Price” shall have the meaning specified in Section 11.03(b).

“Reference Property” shall have the meaning specified in Section 9.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the January 1 or July 1 (whether or not such day is a Business Day) immediately preceding the applicable January 15 or July 15 Interest Payment Date, respectively.

“Relevant Stock Exchange” means The Nasdaq Global Select Market or, if the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not then listed on The Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, the over-the-counter market, as reported by OTC Markets Group Inc. or similar organization or, if the Common Stock (or such other security) is not then quoted by the OTC Markets Group Inc. or similar organization, the principal other market on which the Common Stock (or such other security) is then traded.

“Reporting Obligations” shall have the meaning specified in Section 5.04.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange.  If the Common Stock is not listed, quoted or traded on any U.S. securities exchange or other market, “Scheduled Trading Day” means a Business Day.

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Share Exchange Event” shall have the meaning specified in Section 9.07(a).

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $50 million.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Company’s chosen Settlement Method or otherwise deemed specified.

“Spin-Off” shall have the meaning specified in Section 9.04(c).

“Stock Price” shall have the meaning specified in Section 9.03(c).

“Successor Entity” shall have the meaning specified in Section 12.02.

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Trading Day” means a day on which:

(a)                                 trading in the Common Stock (or any other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange; and

(b)                                 a Last Reported Sale Price for the Common Stock (or Last Reported Sale Price for such other security) is available on the Relevant Stock Exchange,

provided, however, that if the Common Stock (or such other security) is not then listed, quoted or traded on any U.S. securities exchange or any other market, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Trigger Event” shall have the meaning specified in Section 9.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Underwriters” means the several underwriters named in Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated as of January 23, 2018, among the Company and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Leerink Partners, LLC, as managers of the several underwriters related to the Notes.

“unit of Reference Property” shall have the meaning specified in Section 9.07(a).

“Valuation Period” shall have the meaning specified in Section 9.04(c).

“VWAP Trading Day” means any day on which:

(i)            there is no Marketing Disruption Event; and

(ii)           trading in the Common Stock generally occurs on the Relevant Stock Exchange;

If the Common Stock is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a Business Day.

Section 1.02             References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.04.  Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01             Scope of Supplemental Indenture.  This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply.  The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

Section 2.02             Designation and Amount.  The Notes are hereby created and authorized as a single series of Securities under the Base Indenture.  The Notes shall be designated as the “1.75% Convertible Senior Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $450,000,000, subject to Section 2.08 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 9.02(d) or Section 10.03(c) hereof or Section 3.4, 3.5 or 3.6 or 8.6 of the Base Indenture.

Section 2.03             Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Depositary or the Trustee as custodian for DTC, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed, quoted, traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, quoted or traded, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Section 2.04             Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)         The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note.

(b)         The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their addresses as they appear in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder at their addresses as they appear in the Note Register or, upon written application by such a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note.

(c)         Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice prepared by the Company of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, or if the Holder is DTC or a nominee of DTC pursuant to the Applicable Procedures, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed or given, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04(c).

(ii)           The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed, quoted or traded, and upon such notice as may be required by such exchange or automated quotation system.

Section 3.7 of the Base Indenture shall be superseded in its entirety by this Section 2.04(c), and any reference in the Base Indenture to such Section 3.7 shall be deemed to refer instead to this Section 2.04(c).

Section 2.05             Exchange and Registration of Transfer of Notes; Depositary.

(a)         Notwithstanding anything in the Base Indenture to the contrary, none of the Company, the Trustee or the Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for redemption, or, if a portion of any Note is surrendered for redemption, such portion thereof surrendered for redemption, (ii) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (iii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 10.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)         The Notes shall initially be issued in the form of one or more Global Notes in the aggregate principal amount of $450,000,000.

(c)         The Company initially appoints DTC to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for DTC.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with its customary procedures.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Trustee’s customary procedures, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on the Schedule of Exchanges of Notes to such Global Note by the Trustee to reflect such reduction or increase.

None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of such interests by the Depositary, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)         With respect to the Notes, Clause (2) of Section 3.5 of the Base Indenture shall be superseded by this Section 2.05(d), and any reference in the Base Indenture to Clause (2) of Section 3.5 thereof shall be deemed to refer instead to this Section 2.05(d).

Physical Notes shall be issued and delivered by the Company:

(i)            to each Person that the Depositary identifies as a beneficial owner of the related Global Notes only if (x) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, or (y) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

(ii)           if an Event of Default with respect to the Notes has occurred and is continuing, to each beneficial owner of any Global Note who requests that its beneficial interests therein be issued as a Physical Note.

The Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (ii) above, a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest in the related Global Notes and (y) in the case of clause (i)(x) or (i)(y) above, Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

Notwithstanding anything to the contrary in the Indenture or the Notes, following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Physical Note in accordance with the provisions of the Indenture.

Beneficial interests in Global Notes may not be exchanged for Physical Notes except as set forth in this Section 2.05.

Section 2.06             Reserved.

Section 2.07             Cancellation of Notes Paid, Converted, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase, including pursuant to Section 2.08(b), (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives), registration of transfer or exchange or conversion, if surrendered to any of the Company’s agents, Subsidiaries or Affiliates, to be delivered to the Trustee for cancellation pursuant to Section 3.9 of the Base Indenture.  All Notes delivered to the Trustee shall be canceled promptly by the Trustee and shall no longer be considered outstanding, and no Notes shall be issued to replace any such Notes cancelled hereunder or under the Base Indenture.  Section 3.9 of the Base Indenture is hereby amended with respect to the Notes by replacing each occurrence of the word “may” in the second sentence thereof with the word “shall.”

Section 2.08             Additional Notes; Repurchases.

(a)         The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.02, reopen the Indenture and issue Additional Notes under the Indenture with the same terms as the Notes initially issued hereunder (except for any differences in the issue date, the issue price and interest accrued prior to the issue date) in an unlimited aggregate principal amount (the “Additional Notes”); provided that if any such Additional Notes are not part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes, such Additional Notes shall have one or more separate CUSIP numbers.  The Notes and any Additional Notes shall rank equally and shall be treated as a single series for all purposes under this Supplemental Indenture.  Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Sections 1.2 and 3.3 of the Base Indenture, as the Trustee shall reasonably request.

(b)         The Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), whether by the Company or its subsidiaries, repurchase Notes in the open market or otherwise, including through privately negotiated transactions or public tender or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01             Applicability of Sections 12.1, 12.2, 12.3, 12.4 and 12.5 of the Base Indenture.

(a)         Section 12.1 of the Base Indenture shall be superseded by Section 3.02 hereof, and any reference in the Base Indenture to Section 12.1 thereof or any provision contained therein shall be deemed to refer to Section 3.02 hereof or the applicable provision contained in Section 3.02 hereof, in each case, with respect to the Notes.

(b)         Sections 12.2, 12.3, 12.4 and 12.5 of the Base Indenture and any reference in the Base Indenture to any such Section or the provisions contained therein shall be deemed deleted with respect to the Notes.

Section 3.02             Satisfaction and Discharge.  The Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of the Indenture, when:

(a)           (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date or on any Fundamental Change Repurchase Date, Redemption Date or otherwise and/or have been converted (and the related Conversion Settlement Amounts have been determined), cash or, solely to satisfy the Company’s Conversion Obligation, cash, and if applicable, shares of Common Stock sufficient to pay all of the outstanding Notes and/or satisfy all outstanding conversions, as the case may be, and pay all other sums due and payable under the Indenture and the Notes by the Company; and

(b)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 5.7 of the Base Indenture shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01             Payment of Principal and Interest.  This Section 4.01 shall supersede Section 9.1 of the Base Indenture and all references in the Base Indenture to Section 9.1 thereof shall be deemed, for the purposes of the Notes, to be references to this Section 4.01.  The Company covenants and agrees that it shall cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable) of, and accrued and unpaid interest and the Conversion Settlement Amount, if any, on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02             Conversion Agent.  The Paying Agent and Registrar for the Notes shall be located in the continental United States of America.  The Company will also maintain in the continental United States of America an office or agency where the Notes may be surrendered for conversion (“Conversion Agent”).  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of the Conversion Agent.

The Company may also from time to time designate additional offices or agencies where the Notes may be surrendered for conversion and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain a Conversion Agent in the continental United States of America.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The term “Conversion Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Conversion Agent, and hereby initially designates the Corporate Trust Office as the location of the Paying Agent, Registrar and Conversion Agent for the Notes.

Section 4.03             Provisions as to Paying Agent. The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable) of, or accrued and unpaid interest on or cash due upon conversion of, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable), accrued and unpaid interest or cash due upon conversion of the Notes, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

Section 4.04             Statements as to Defaults.  Any notice delivered by the Company pursuant to Section 9.2 of the Base Indenture shall be delivered to the Corporate Trust Office of the Trustee in accordance with Section 1.5 of the Base Indenture, and shall make specific reference to the Indenture, the Company and the Notes.

Section 4.05             Reports.  With respect to the Notes, this Section 4.05 shall supersede Section 6.4 of the Base Indenture and all references in the Base Indenture to Section 6.4 thereof shall be deemed to be references to this Section 4.05.  The Company will deliver or file with the Trustee copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act).  Any such document or report that the Company files with the SEC via the SEC’s EDGAR system (or any successor thereto) will be deemed to be delivered and filed with the Trustee for purposes of this Section 4.05 at the time such document or report is filed via the EDGAR system (or such successor thereto).  The Trustee will have no obligation to determine whether or not such documents or reports have been filed through the EDGAR filing system (or such successor thereto).  Delivery of the reports and documents described in this Section 4.05 to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate), and the Trustee shall have no liability or responsibility for the filing, timeliness or content of any such report.

ARTICLE 5

DEFAULTS AND REMEDIES

Section 5.01             Applicability of Article 4 of the Base Indenture.  Article 4 of the Base Indenture will not apply to the Notes.  Instead, the provisions set forth in this Article 5 will, with respect to the Notes, supersede in its entirety Article 4 of the Base Indenture, and all references in the Base Indenture to Article 4 thereof and the provisions therein, as the case may be, will, with respect to the Notes, be deemed to be references to this Article 5 and the applicable provisions set forth in this Article 5, respectively.  Without limiting the forgoing, all references in Section 5.7 of the Base Indenture to Section 4.1(4) or (5) of the Base Indenture will, with respect to the Notes, be deemed to be references to Section 5.02(i) or Section 5.02(h) hereof, respectively.  In addition, Section 9.4 of the Base Indenture and any reference to waivers in such Section 9.4 will be deleted with respect to the Notes.

Section 5.02             Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)           default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(b)           default in the payment of principal of any Note when due and payable on the Maturity Date, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)           failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five Business Days;

(d)           failure by the Company to comply with its obligations under Article 12 hereof;

(e)           failure by the Company to provide a Fundamental Change Company Notice after the occurrence of a Fundamental Change with respect to the Notes when due within the time period required by Section 10.01(c);

(f)            failure by the Company for 60 days after written notice from the Trustee to the Company, or from the Holders of at least 25% in principal amount of the Notes then outstanding to the Company and the Trustee, has been received to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

(g)           default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless such principal is paid (or the indebtedness with respect thereto is discharged) or such payment of such principal is waived or is otherwise no longer due and payable or such acceleration is rescinded or annulled, prior to a date that is 30 days after written notice of such failure to pay has been received by the Company or such Significant Subsidiary from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding (provided, however, that if such principal is paid (or the indebtedness with respect thereto is discharged) or such payment of such principal is waived or is otherwise no longer due and payable or such acceleration is rescinded or annulled, then the Event of Default by reason of the failure to pay such principal when due will be deemed not to have occurred);

(h)           the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(i)            an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding will remain undismissed and unstayed for a period of 60 consecutive days; or

(j)            a final judgment or judgments for the payment of $50 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished.

Section 5.03             Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company (and not with respect to a Significant Subsidiary of the Company)), either the Trustee by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice in writing to the Company and the Trustee may declare 100% of the principal amount of and accrued and unpaid interest, if any, on all the Notes to be immediately due and payable, and upon any such declaration such principal and accrued and unpaid interest, if any, shall be due and payable immediately.  If an Event of Default specified in Section 5.02(h) or Section 5.02(i) occurs with respect to the Company (and not with respect to a Significant Subsidiary of the Company), 100% of the aggregate principal amount of and accrued and unpaid interest, if any, on the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may waive all past Events of Default (except with respect to non-payment of the principal of and accrued and unpaid interest, if any, on the Notes; with respect to a Default in respect of a provision that under Section 8.02 cannot be amended without the consent of each affected Holder; and with respect to the failure to deliver the consideration due upon conversion of the Notes) and rescind and annul any such acceleration with respect to the Notes and its consequences if:

(a)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(b)           all existing Events of Default under the Indenture with respect to the Notes, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, shall have been cured or waived as described herein.

No such rescission and annulment will extend to or shall affect any subsequent Default or Event of Default, or will impair any right consequent thereon.

Section 5.04             Additional Interest.  Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent elected by the Company, the sole remedy for an Event of Default relating to (i) the failure by the Company to file with the Trustee pursuant to Section 314(a)(1) of the TIA any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure by the Company to comply with its reporting obligations under Section 4.05 (the obligations described in clauses (i) and (ii), the “Reporting Obligations”) shall (x) for the first 90 days after the occurrence of such an Event of Default (beginning on, and including, the date on which such an Event of Default first occurs), consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of such Notes outstanding for each day during such 90-day period on which such Event of Default is occurring and (y) for the period from, and including, the 91st day after the occurrence of such an Event of Default to, and including, the 180th day after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding for each day during such additional 90-day period on which such Event of Default is continuing.  In no event shall the additional interest described in this paragraph accrue at a rate in excess of 0.25% per annum during the initial 90-day period or 0.50% per annum during the subsequent 90-day period, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

If the Company so elects to pay Additional Interest, any such Additional Interest shall be payable in the same manner and on the same date as the stated interest payable on the Notes.  On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Reporting Obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration under Section 5.03.  The provisions of this Section 5.04 shall not affect the rights of Holders of the Notes in the event of the occurrence of any other Event of Default.  In the event the Company does not elect to pay the Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 5.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration under Section 5.03.

In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Reporting Obligations in accordance with this Section 5.04, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election in writing on or prior to the close of business on the date on which such Event of Default first occurs.  Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration under Section 5.03.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office of the Trustee such a notice, the Trustee may assume without inquiry that no Additional Interest is payable.

Section 5.05             Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 5.02 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Fundamental Change Repurchase Price, if applicable, and Redemption Price, if applicable), and interest, if any, with interest on any overdue principal, and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 5.7 of the Base Indenture.  If the Company shall fail to first pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any insolvency, bankruptcy or similar law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable), and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 5.7 of the Base Indenture, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 5.7 of the Base Indenture, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 5.10 or any rescission and annulment pursuant to Section 5.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.06                                       Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 5 with respect to the Notes and any other monies or property distributable in respect of the Company’s obligations under the Indenture following an Event of Default specified in Section 5.02(h) or Section 5.02(i) with respect to the Company shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid (or in accordance with Applicable Procedures, with respect to Global Notes):

First, to the payment of all amounts due the Trustee under the Base Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest on, and any cash due upon conversion of, the Notes in default in the order of the due date of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion, if applicable) then owing and unpaid upon the Notes for principal, interest, if any, and any cash due upon conversion and other amounts then payable on the Notes, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of accrued and unpaid interest and any such cash due upon conversion or other amounts at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and the cash due upon conversion), and such interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Redemption Price and any cash due upon conversion), and such accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 5.07                                       Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note may pursue any remedy with respect to the Indenture or the Notes, unless:

(a)                                 such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(b)                                 Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue such remedy;

(c)                                  such Holders shall have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(d)                                 the Trustee has not complied with such request within 60 days after its receipt of the request and the offer of such security or indemnity; and

(e)                                  the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period, it being understood and intended, and being expressly covenanted by the Holder of every Note with every Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 5.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, each Holder of a Note shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 5.08                                       Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.09                                       Remedies Cumulative and Continuing.  Except as provided in the last sentence of Section 3.6 of the Base Indenture, all powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.07, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 5.10                                       Direction of Proceedings and Waiver of Defaults by Majority of Holders.  Subject to Section 5.3(5) of the Base Indenture, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability (provided, however, that the Trustee shall have no obligation to determine whether any such action or inaction would be unjustly prejudicial to such Holders).  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default hereunder (except (w) with respect to nonpayment of the principal of and accrued and unpaid interest, if any, on the Notes; (x) with respect to the Company’s failure to repurchase the Notes when required under this Supplemental Indenture; (y) with respect to a Default in respect of a provision that under Section 8.02 hereof cannot be amended without the consent of each affected Holder; or (z) with respect to the failure to deliver the consideration due upon conversion of the Notes).  The Indenture shall not be deemed to contain the provision set forth in clause (B) of Section 316(a)(1) of the TIA.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Prior to taking any action under the Indenture at the Holders’ instruction, the Trustee shall be entitled to security from or indemnification by the Holders satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

Section 5.11                                       Notice of Defaults.

(a)                           The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days after the occurrence of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(b)                           If a Default has occurred and is continuing and is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of the Notes, at the address of such Holder included in the Note Register, notice of such Default within 90 days after it obtains such knowledge; provided that, except in the case of a Default in the payment of the principal of, or interest on, any of the Notes (including a Default in the payment of the Fundamental Change Repurchase Price or the Redemption Price) or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  With respect to the Notes, this Section 5.11(b) shall supersede Section 5.2 of the Base Indenture, and any reference in the Base Indenture to such Section 5.2 thereof shall be deemed to refer instead to this Section 5.11(b).  The proviso set forth in Section 315(b) of the TIA shall not apply with respect to the Notes.

Section 5.12                                       Undertaking to Pay Costs.  All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable) of, accrued and unpaid interest, if any, on, any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 9.

ARTICLE 6

CONCERNING THE HOLDERS

Section 6.01                                       Action by Holders.  Whenever in the Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 7, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action. Section 1.4 of the Base Indenture (other than the fourth paragraph thereof) shall be superseded by this Section 6.01 and Article 7.

Section 6.02                                       Proof of Execution by Holders.  Subject to the provisions of Section 5.1 of the Base Indenture, Section 5.3 of the Base Indenture and Section 7.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 7.06.

Section 6.03                                       Who Are Deemed Absolute Owners.  Section 3.8 of the Base Indenture shall be superseded in its entirety by this Section 6.03 with respect to the Notes.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar shall deem the Person in whose name a Note shall be registered upon the Note Register to be, and shall treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.04) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary.  All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.

Section 6.04                                       Company-Owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under the Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 5.1 of the Base Indenture, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 6.05                                       Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 6.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 7

HOLDERS’ MEETINGS

Section 7.01                                       Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 7 for any of the following purposes:

(a)                                 to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;

(b)                                 to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 5 of the Base Indenture;

(c)                                  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2 of the Base Indenture, subject to Section 8.02; or

(d)                                 to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 7.02                                       Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 7.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 6.01, shall be mailed to Holders at their addresses as they shall appear on the Note Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 7.03                                       Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 7.01, by mailing notice thereof as provided in Section 7.02.

Section 7.04                                       Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 7.05                                       Regulations.  Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 7.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 6.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 7.02 or Section 7.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 7.06                                       Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 7.02.  The record shall show the principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 7.07                                       No Delay of Rights by Meeting.  Nothing contained in this Article 7 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01                                       Supplemental Indentures Without Consent of Holders.  With respect to the Notes, this Section 8.01 shall supersede Section 8.1 of the Base Indenture, and any reference in the Base Indenture to Section 8.1 thereof shall be deemed to refer instead to this Section 8.01.  The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to, or the consent of, any Holder:

(a)                                 to cure any ambiguity, omission, defect or inconsistency in the Indenture or in the Notes in a manner that does not adversely affect Holders of the Notes;

(b)                                 to provide for the assumption by a Successor Entity of the Company’s obligations under the Indenture and the Notes, in accordance with the provisions of Article 12 hereof;

(c)                                  to make provisions with respect to conversion rights of the Holders of Notes in accordance with Section 9.07;

(d)                                 to appoint a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent with respect to the Notes;

(e)                                  to add or provide for guarantees of, or additional obligors on, the Notes;

(f)                                   to secure the Notes;

(g)                                  to add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(h)                                 to make any change that does not adversely affect the rights of any Holder of the Notes;

(i)                                     in connection with any Share Exchange Event described under Section 9.07, provide that the Notes are convertible into Reference Property, subject to the provisions described under Section 9.02, and make certain related changes to the terms of the Notes to the extent expressly required by the Base Indenture;

(j)                                    to increase the Conversion Rate as provided in the Base Indenture;

(k)                                 to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

(l)                                     to conform the provisions of the Indenture to the “Description of Notes” section of the preliminary prospectus supplement, dated January 22, 2018, as further supplemented and/or amended by the related pricing term sheet.

Section 8.02                                       Further Limitations.  With respect to the Notes, this Section 8.02 shall supersede Section 8.2 of the Base Indenture, and any reference in the Base Indenture to Section 8.2 thereof shall be deemed to refer instead to this Section 8.02.  Except as expressly provided in Section 8.01 and this Section 8.02, with the consent of the Holders of a majority in principal amount of the outstanding Notes, by Act of such Holders delivered to the Company and the Trustee, the Company, and the Trustee may enter into an amendment or supplement to the Indenture.  Except as provided in Section 5.10, the Holders of at least a majority in principal amount of the outstanding Notes may waive compliance by the Company with any provision of the Indenture without notice to the other Holders of Notes.  However, without the consent of each Holder of an outstanding Note affected thereby, no amendment, supplement or waiver under the Indenture or the Notes may:

(a)                                 change the Stated Maturity of the principal of or any interest on the Notes;

(b)                                 reduce the principal amount of or the rate of interest on the Notes or any amount payable upon the redemption or repurchase thereof;

(c)                                  reduce the Fundamental Change Repurchase Price of any Note or amend or modify the provisions with respect to the purchase rights of the Holders in accordance with Article 10 in any manner adverse to the Holders of Notes;

(d)                                 reduce the principal amount of Notes payable upon acceleration of the maturity thereof;

(e)                                  change the currency of payment of principal of (including the Fundamental Change Repurchase Price or the Redemption Price) or interest on the Notes, or change any Note’s place of payment;

(f)                                   impair the right of any Holder of Notes to receive payment of principal and interest on such Holder’s Notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes or the consideration due upon conversion;

(g)                                  change the ranking of the Notes in any manner adverse to the Holders;

(h)                                 impair or adversely affect the right of Holders to convert Notes or otherwise modify in a manner adverse to the Holders the provisions with respect to conversion, or reduce the Conversion Rate, subject to such modifications as are required under the Indenture; or

(i)                                     modify any provision of Sections 4.8 and 4.13 of the Base Indenture, or Section 5.10 or this Section 8.02 hereof; except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Notes.

It shall not be necessary for the consent of the Holders of Notes under this Section 8.02 to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplemental indenture or waiver under this section becomes effective, the Company shall deliver to the Holders of Notes affected thereby a Notice in accordance with Section 1.6 of the Base Indenture.  Any failure by the Company to deliver such Notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

ARTICLE 9

CONVERSION OF NOTES

Section 9.01                                       Conversion Privilege.

(a)                           Subject to and upon compliance with the provisions of this Article 9, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 in principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of one or more of the conditions described in Section 9.01(b), at any time prior to the close of business on the Business Day immediately preceding October 15, 2024 under the circumstances and during the periods set forth in Section 9.01(b), and (ii) regardless of the foregoing conditions, on or after October 15, 2024 until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 25.5384 shares of Common Stock (subject to adjustment as provided in this Article 9, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 9.02, the “Conversion Obligation”).

(b)                           (i)  Prior to the close of business on the Business Day immediately preceding October 15, 2024, a Holder of Notes may surrender all or any portion of its Notes for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, subject to compliance with the procedures and conditions described in this subsection (b)(i).  The Company shall provide written notice to the Bid Solicitation Agent (if the Company is not acting as Bid Solicitation Agent) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each.  If the Company does not, when it is required to, instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, the Company does not) obtain bids, or if the Company instructs the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported

Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.  The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.  At such time, the Company shall instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, the Company shall) determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.  If the Trading Price condition set forth above has been met on any Trading Day, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing within one business day following such Trading Day, in accordance with Sections 1.5 and 1.6 of the Base Indenture.  If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such Trading Day, the Company shall promptly so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) that the Trading Price condition is no longer met and thereafter neither the Company nor the Bid Solicitation Agent shall be required to solicit bids again until another qualifying request is made as provided above, in accordance with Sections 1.5 and 1.6 of the Base Indenture.

(ii)                                  If, prior to the close of business on the Business Day immediately preceding October 15, 2024, the Company elects to:

(A)                               distribute to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 45 days from the declaration date for such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution; or

(B)                               distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify all Holders of the Notes at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution, in accordance with Section 1.6 of the Base Indenture.  Once the Company has given such notice, Holders may surrender all or any portion of their Notes for conversion at any time until the earlier of:

(1)                                 the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution; and

(2)                                 the Company’s declaration that such issuance or distribution will not take place.

(iii)                               Prior to the close of business on the Business Day immediately preceding October 15, 2024, if:

(A)                               a transaction or event that constitutes a Fundamental Change occurs; or

(B)                               a transaction or event that constitutes a Make-Whole Fundamental Change occurs; or

(C)                               if the Company is a party to a consolidation, merger, combination, statutory or binding share exchange or similar transaction involving the Company, pursuant to which the Common Stock would be converted into, or exchanged for, cash, securities or other property or assets, or any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, all or any portion of the Notes may be surrendered by a Holder for conversion at any time from or after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until the close of business on the 35th Trading Day after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) as promptly as practicable following the date the Company publicly announces such transaction; provided that the Company shall deliver such notice in no event later than the effective date of such corporate event.

(iv)                              Prior to the close of business on the Business Day immediately preceding October 15, 2024, a Holder may surrender all or any portion of its Notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2018 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.  The Company shall determine at the beginning of each calendar quarter commencing after March 31, 2018 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Holders if the Notes become convertible in accordance with this clause (iv), within five Business Days of the Notes so becoming convertible, in accordance with Section 1.6 of the Base Indenture.

(v)                                 If the Company sends a Notice of Redemption pursuant to Article 11, a Holder may surrender all or any portion of its Notes, to which such Notice of Redemption relates, for conversion at any time on or after the date the applicable Notice of Redemption was sent until the close of business on (1) the second Business Day immediately preceding the related Redemption Date or (2) if the Company fails to pay the Redemption Price on the Redemption Date as specified in such Notice of Redemption, such later date on which the Redemption Price is paid.

Section 9.02                                       Conversion Procedure; Settlement Upon Conversion.

(a)                           Subject to this Section 9.02, Section 9.03(b) and Section 9.07(a), upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the converting Holder, in full satisfaction of its Conversion Obligation, cash (“Cash Settlement”), shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), as set forth in this Section 9.02.

(1)                                 All conversions occurring on or after October 15, 2024 shall be settled using the same Settlement Method and the same relative proportion of cash and shares of Common Stock as all other conversions occurring on or after October 15, 2024.  If the Company elects a Settlement Method for any conversions occurring on or after October 15, 2024, the Company shall deliver notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such Settlement Method the Company has selected no later than October 15, 2024.  If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  If the Company has timely elected Combination Settlement in respect of any conversion, but fails to notify converting Holders through the Trustee of the Specified Dollar Amount per $1,000 principal amount of Notes, the Specified Dollar Amount shall be deemed to be $1,000.

(2)                                 Except for any conversions that occur on or after October 15, 2024, the Company shall use the same Settlement Method (including the same relative proportion of cash and shares of Common Stock) for all conversions occurring on the same Conversion Date.  Except for any conversions that occur on or after October 15, 2024, the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.  Prior to October 15, 2024, if the Company elects a Settlement Method, the Company shall deliver notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such Settlement Method the Company has selected no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or in the case of any conversions for which the relevant Conversion Date occurs on or after October 15, 2024, no later than October 15, 2024).  If the Company does not timely elect a Settlement Method in respect of a particular Conversion Date, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  If the Company has timely elected Combination Settlement in respect of any such conversion, but fails to notify the Conversion Agent of the Specified Dollar Amount per $1,000 principal amount of Notes, the Specified Dollar Amount per $1,000 principal amount shall be deemed to be $1,000.  Notwithstanding anything to the contrary above, if the Company calls any Notes for redemption, then (i) the Company shall specify in the related Redemption Notice the Settlement Method that shall apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such Redemption Notice and before the Business Day immediately before the related Redemption Date and (ii) if the related Redemption Date occurs on or after October 15, 2024, then such Settlement Method must be the same Settlement Method that applies to all conversions with a Conversion Date that occurs on or after October 15, 2024.

(3)                                 The cash, shares of Common Stock or combination of cash and shares of Common Stock payable or deliverable by the Company in respect of any conversion of Notes (the “Conversion Settlement Amount”) shall be computed by the Company as follows:

(A)                               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion);

(B)                               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the applicable Observation Period; and

(C)                               if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay and deliver, if applicable, to the converting Holder in respect of each $1,000 principal amount of Notes being converted a Conversion Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the applicable Observation Period (plus cash in lieu of any fractional share of Common Stock issuable upon conversion).

If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(4)                                 The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the applicable Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares of Common Stock.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)                           To convert a Note as set forth above, (i) in the case of a Global Note, the beneficial owner thereof shall comply with the Applicable Procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 9.02(g) and pay any transfer or similar taxes required to be paid pursuant to Section 9.02(e), if any (as such, the beneficial owner of such Notes must allow for sufficient time to comply with the Applicable Procedures to exercise the conversion rights) and (ii) in the case of a Physical Note, the Holder thereof shall:

(1)                                 complete, manually sign and deliver an irrevocable notice or facsimile thereof to the Conversion Agent and to the Trustee, if not the Conversion Agent, as set forth in the Form of Notice of Conversion (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered;

(2)                                 surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent;

(3)                                 if required, furnish appropriate endorsements and transfer documents;

(4)                                 if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 9.02(g); and

(5)                                 if required, pay any transfer or similar taxes required to be paid pursuant to Section 9.02(e).

The Conversion Agent shall notify the Company of any conversion (i) on the applicable Conversion Date, if (A) in the case of a Global Note, DTC has notified the Conversion Agent of a Holder’s election to convert such Note, or (B) in the case of a Physical Note, the Holder of the Note to be converted has complied with all requirements to convert such Note set forth in this Section 9.02(b), in either case, at or prior to 5:00 p.m., New York City time, on the Conversion Date, or (ii) as promptly as practicable, but in no event later than the open of business on the day after the applicable Conversion Date, if (A) in the case of a Global Note, DTC notifies the Conversion Agent of such election, or (B) in the case of a Physical Note, the Holder of the Note to be converted has complied with all requirements to convert such Note set forth in this Section 9.02(b), in either case, after 5:00 p.m., New York City time, on the Conversion Date.

No Holder may surrender Notes for conversion if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 10.02 (or, in the case of a Global Note, if such Holder has requested a repurchase of Notes pursuant to Section 10.01 but has not withdrawn such request pursuant to Section 10.02, in each case, in compliance with Applicable Procedures).

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Settlement Amount with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                            A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  Subject to Section 9.03(b) and Section 9.07(a), the Company shall pay or deliver, as the case may be, the Conversion Settlement Amount due in respect of the Conversion Obligation on:

(1)                                 if the Company elects Physical Settlement, on the second Business Day immediately following the relevant Conversion Date for any conversion occurring prior to the Regular Record Date immediately preceding the Maturity Date, or on the Maturity Date, for any conversion occurring on or after the Regular Record Date immediately preceding the Maturity Date; or

(2)                                 the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period, if the Company elects Cash Settlement or if the Company elects or is deemed to elect Combination Settlement.

If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates, or make a book-entry transfer through the Depositary to such Holder or such Holder’s nominee or nominees, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)                           In case any Note shall be surrendered for partial conversion, in $1,000 principal amount or an integral multiple thereof, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder of the Notes but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)                            If a Holder of the Notes submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests any such shares of Common Stock to be issued in a name other than such Holder’s name, in which case such Holder must pay that tax.  The stock transfer agent or the Company, as the case may be, may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than such Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                             Upon the conversion of an interest in a Global Note, the Trustee, or the custodian for the Depositary or its nominee (if other than the Trustee) at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g)                            Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s delivery of the Conversion Settlement Amount with respect to any converted Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date.  As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing three sentences, if Notes are converted after the close of business on a Regular Record Date, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was a Holder of such Notes on the Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, in respect of Notes converted after close of business on such Regular Record Date and on or prior to the open of business on such Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, in respect of Notes converted after the close of business on such Regular Record Date and on or prior to the open of business on such Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.  For the avoidance of doubt, all Holders of Notes on the Regular Record Date and any Redemption Date or Fundamental Change Repurchase Date described in the immediately preceding clauses (2) and (3), respectively, immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether such Holders’ Notes have been converted, redeemed or repurchased following such Regular Record Date.

(h)                           The Person in whose name any shares of Common Stock shall be issuable upon conversion shall be treated as the holder of record of such shares as of the close of business on (i) the relevant Conversion Date if the Company elects Physical Settlement or (ii) the last VWAP Trading Day of the applicable Observation Period if the Company elects or is deemed to elect Combination Settlement.  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Conversion Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the full amount of interest payable on such Interest Payment Date, in accordance with Section 9.02(g).

(i)                               The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on (i) the Daily VWAP on the relevant Conversion Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the applicable Observation Period if the Company elects or is deemed to elect Combination Settlement.

Section 9.03                                       Increased Conversion Rate Applicable to Certain Notes Surrendered for Conversion in Connection with Make-Whole Fundamental Changes.

(a)                           If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder of the Notes elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion (or, with respect to Global Notes, the relevant notice of conversion in accordance with Applicable Procedures) is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for subclause (A) of the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)                           Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Conversion Obligation in accordance with Section 9.02; provided, however, that if the consideration received by holders of the Common Stock in exchange for such Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price.  In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date.

The Company shall notify the Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) in accordance with Sections 1.5 and 1.6 of the Base Indenture, of the Effective Date of

any Make-Whole Fundamental Change and issue a press release announcing such Effective Date or publish the information on its website or through such other public medium as the Company may use at that time no later than five Business Days after such Effective Date.

(c)                            The Effective Date (the “Effective Date”) of a Make-Whole Fundamental Change means the date on which the Make-Whole Fundamental Change occurs or becomes effective.  The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table in Section 9.03(e), based on the Effective Date of the Make-Whole Fundamental Change and the price paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change (the “Stock Price”).  If the holders of Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)                           The Stock Prices set forth in the column headings of the table in Section 9.03(e) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table in Section 9.03(e) shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 9.04.

(e)                            The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes for each Stock Price and Effective Date set forth below pursuant to this Section 9.03:

Effective Date	$29.005	$32.00	$35.00	$38.00	$39.16	$45.00	$50.90	$60.00	$80.00	$100.00	$120.00
January 26, 2018	8.9384	7.4979	6.2207	5.1983	4.8650	3.5419	2.6257	1.6746	0.6458	0.2454	0.0776
January 15, 2019	8.9384	7.2484	5.9426	4.9082	4.5693	3.2430	2.3475	1.4488	0.5076	0.1707	0.0426
January 15, 2020	8.9384	6.9887	5.6205	4.5595	4.2064	2.8722	1.9938	1.1600	0.3408	0.0890	0.0107
January 15, 2021	8.9384	6.6423	5.1750	4.0390	3.6745	2.3024	1.4596	0.7213	0.1229	0.0059	0.0000
January 15, 2022	8.9384	6.5038	4.7979	3.4064	2.9616	1.1790	0.0000	0.0000	0.0000	0.0000	0.0000
January 15, 2023	8.9384	6.2397	4.2096	2.5301	1.9744	0.7860	0.0000	0.0000	0.0000	0.0000	0.0000
January 15, 2024	8.9384	5.9757	3.6213	1.6537	0.9872	0.3930	0.0000	0.0000	0.0000	0.0000	0.0000
January 15, 2025	8.9384	5.7116	3.0330	0.7774	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i)                                     If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable.

(ii)                                  If the Stock Price is greater than $120.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 9.03(d)), no Additional Shares shall be added to the Conversion Rate.

(iii)                               If the Stock Price is less than $29.005 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to Section 9.03(d)), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 34.4768 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 9.04.

Section 9.04                                       Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the then-applicable Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Company’s Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 9.04, as if such Holder of Notes held a number of shares of Common Stock equal to the then-applicable Conversion Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.

(a)                           If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                                     =                             the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1                                     =                             the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0                                       =                             the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1                                       =                             the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 9.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not so split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared.

(b)                           If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan so long as such rights have not separated from the shares of Common Stock (the separation of the rights from the associated shares of Common Stock being the distribution of such rights)) entitling them, for a period of not more than 45 days after the declaration date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0                                     =                             the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1                                     =                             the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0                                       =                             the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X                                                   =                             the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                                   =                             the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution of such rights, options or warrants.

Any increase made under this Section 9.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not occurred.

For the purpose of this Section 9.04(b) and for the purpose of Section 9.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                            If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i)                                     dividends or distributions as to which an adjustment was effected or shall be effected in accordance with the 1% provision pursuant to Section 9.04(a) or Section 9.04(b);

(ii)                                  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 9.04(d);

(iii)                               distributions of Reference Property in a transaction described in Section 9.07;

(iv)                              except as described below, rights issued pursuant to a stockholder rights plan of the Company; and

(v)                                 Spin-Offs as to which the provisions set forth below in this Section 9.04(c) shall apply,

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0                                     =                             the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1                                     =                             the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0                                         =                             the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                                =                             the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 9.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and on the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 9.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing “SP0”.

With respect to an adjustment pursuant to this Section 9.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                                     =                             the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1                                     =                             the Conversion Rate in effect immediately after the Valuation Period;

FMV0                           =                             the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of “Last Reported Sale Price” as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); provided that if there is no Last Reported Sale Price of the Capital Stock or similar equity interest distributed to holders of the Common Stock on such Ex-Dividend Date, the “Valuation Period” shall be the first 10 consecutive Trading Day period after, and including, the first date such Last Reported Sale Price is available; and

MP0                                    =                             the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect at the open of business on the Ex-Dividend Date for such Spin-Off.  Notwithstanding the foregoing, in respect of any conversion during the Valuation Period, references in the portion of this Section 9.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.  If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion of Notes, references in the portion of this Section 9.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.  If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion

Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Directors determines not to consummate such Spin-Off.

For purposes of this Section 9.04(c) (and subject in all respects to Section 9.11), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including shares of Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events that would cause such rights, options or warrants to be exercisable (“Trigger Event”):

(i)                                     are deemed to be transferred with such shares of Common Stock;

(ii)                                  are not exercisable; and

(iii)                               are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 9.04(c) (and no adjustment to the Conversion Rate under this Section 9.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.04(c) was made:

(1)                                 in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and

(2)                                 in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 9.04(a), Section 9.04(b) and this Section 9.04(c), if any dividend or distribution to which this Section 9.04(c) is applicable also includes one or both of:

(A)                               a dividend or distribution of shares of Common Stock to which Section 9.04(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 9.04(b) is applicable (the “Clause B Distribution”),

then:

(1)                                 such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9.04(c) with respect to such Clause C Distribution shall then be made; and

(2)                                 the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9.04(a) and Section 9.04(b) with respect thereto shall then be made, except that, if determined by the Company:

(I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution; and

(II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 9.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 9.04(b).

(d)                           If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the shares of Common Stock (other than a distribution as to which an adjustment to the Conversion Rate was effected pursuant to clause (e) below), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                                     =                             the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1                                     =                             the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0                                         =                             the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                                   =                             the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of Common Stock.

Any increase to the Conversion Rate pursuant to this Section 9.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of

Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)                            If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then applicable tender offer rules under the Exchange Act other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0                                     =                             the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires (the “Expiration Date”);

CR1                                     =                             the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC                                          =                             the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0                                       =                             the number of shares of Common Stock outstanding immediately prior to the consummation of the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer;

OS1                                       =                             the number of shares of Common Stock outstanding immediately after the consummation of the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer; and

SP1                                         =                             the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 9.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date but shall be given effect at the open of business on the Trading Day next succeeding the Expiration Date.  Notwithstanding the foregoing, in respect of any conversion within the

10 Trading Days immediately following, and including, the Trading Day next succeeding any Expiration Date, references in this Section 9.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Expiration Date and the Conversion Date in determining the Conversion Rate.  In addition, if the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion of Notes, references in this Section 9.04(e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Observation Period.  For the avoidance of doubt, no adjustment under this Section 9.04(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect to purchases that have been effected.

(f)                             Notwithstanding this Section 9.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 9.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 9.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder.  Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)                            Notwithstanding any other provision of the Indenture or the Notes, in no event shall the Conversion Rate per $1,000 principal amount of the Notes exceed 34.4768 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate as set forth in this Section 9.04.

(h)                           In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9.04, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Global Select Market or any other securities exchange on which securities of the Company are then listed, (i) the Company may increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares of Common Stock) or similar event.  Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall be responsible for determining whether any event has occurred that would cause an adjustment in the Conversion Rate pursuant to this Section 9.04.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register, the Trustee and the Conversion Agent (if other than the Trustee) a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it shall be in effect.

(i)                               All calculations and other determinations under this Article 9 shall be made by the Company and all calculations of the Conversion Rate shall be made to the nearest one-ten thousandth

(1/10,000th) of a share.  No adjustment in the Conversion Rate shall be required unless such adjustment would require a change of at least 1% in the Conversion Rate; provided, however, that the Company shall carry forward any adjustments which would be required to be made but for this Section 9.04(i), take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the date of original issuance of the Notes and (y) otherwise (1) the Conversion Date of (if Physical Settlement applies to such conversion), or each Trading Day of the applicable observation period for (if cash or combination settlement applies to such conversion), any Note, (2) the date of a Fundamental Change or Make-Whole Fundamental Change occurs or (3) October 15, 2024, in each case unless such adjustment has already been made.  The provisions described in the preceding sentence are referred to as the “1% provision.”

(j)                              Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)                           For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 9.05                                       Adjustments of Prices.  Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 9.06                                       Shares To Be Fully Reserved.  The Company shall reserve, out of its authorized but unissued shares that are not reserved for other purposes, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder of the Notes and that Physical Settlement is applicable, and including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change).

Section 9.07             Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)         In the case of:

(i)            any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split, share combination or change in par value);

(ii)           any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving the Company; or

(iii)          any sale, conveyance, lease or other transfer or similar transaction to a third party of all or substantially all of the assets of the Company and its Subsidiaries consolidated assets, taken as a whole, in each case, as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property or assets (any such event, a “Share Exchange Event,” and any such cash, securities or other property or assets, the “Reference Property,” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Share Exchange Event would have been entitled to receive upon the occurrence of such Share Exchange Event, a “unit of Reference Property”), then the Company or the successor or acquiring company, as the case may be, shall execute with the Trustee, without the consent of the Holders of Notes, a supplemental indenture providing that, at and after the effective time of such Share Exchange Event, each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of Reference Property that a Holder of a number of shares of Common Stock equal to the applicable Conversion Rate immediately prior to such Share Exchange Event would have been entitled to receive upon such Share Exchange Event; provided, however, that at and after the effective time of the Share Exchange Event:

(A)          the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 9.02;

(B)          any amount payable in cash upon conversion of the Notes in accordance with Section 9.02 shall continue to be payable in cash;

(C)          any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 9.02 (subject to the Company’s right to elect to deliver cash in lieu of all or a portion of such shares) shall instead be deliverable in units of Reference Property that a Holder of that number of shares of Common Stock would have received in such Share Exchange Event (subject to the obligor’s right to elect to deliver cash in lieu of all or a portion of such units of Reference Property); and

(D)          the Daily VWAP and the last reported sale price, as applicable, shall be calculated based on the value of a unit of Reference Property;

provided, however, if the holders receive only cash in such Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 9.03), multiplied by the price paid per share of Common Stock in such Share

Exchange Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the Conversion Date.

Such supplemental indenture described above shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as possible to the adjustments provided for in this Article 9.  If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets of a company other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of Notes, including the right of Holders of Notes to require the Company to purchase their Notes upon a Fundamental Change pursuant to Section 10.01, as the Board of Directors reasonably considers necessary by reason of the foregoing.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then:

(i)            the amount and kind of Reference Property into which the Notes shall be convertible shall be deemed to be (A) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (B) if no holders of the shares of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock; and

(ii)           the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.

The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

(b)         In the event the Company shall execute a supplemental indenture pursuant to Section 9.07(a), the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.  In addition, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) and issue a press release containing such information or publish such information on its website or through such other public medium as the Company may use.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register, within 20 Business Days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)         The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 9.07.  None of the foregoing provisions shall affect the right of a Holder of the Notes to convert its Notes into cash and, if applicable, shares of Common Stock (subject to the Company’s right to elect to deliver cash in lieu of all or a portion of such shares), as set forth in Section 9.01 and Section 9.02 prior to the effective date of such Share Exchange Event.

(d)         The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 9.08             Certain Covenants.

(a)         The Company covenants that all shares of Common Stock issued upon conversion of Notes, if any, will be fully paid and non-assessable by the Company and free from preemptive rights and all taxes, liens and charges with respect to the issue thereof.

(b)         The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion (other than solely as a result of the status of the converting Holder as an affiliate of the Company), the Company will secure such registration or approval, as the case may be.

(c)         The Company further covenants that, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 9.09             Responsibility of Trustee.  The Trustee and the Conversion Agent (if other than the Trustee) shall not at any time be under any duty or responsibility to any Holder to (i) perform any calculations or make any determinations under this Article 9 or (ii) determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and the Conversion Agent (if other than the Trustee) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and the Conversion Agent (if other than the Trustee) make no representations with respect thereto.  Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent (if other than the Trustee) shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 9.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 5.3 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall be responsible for determining whether any event contemplated by Section 9.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent (if other than the Trustee) the notices referred to in Section 9.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent (if other than the Trustee) may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent (if other than the Trustee) immediately after the occurrence of any such event or at such other times as shall be provided for in Section 9.01(b).  The rights, benefits and privileges of the Trustee set forth in the Base Indenture shall be applicable to the Conversion Agent (if other than the Trustee), and the provisions set forth in Section 5.1(1), (2) and (3) of the Base Indenture relating to the Trustee shall apply to the Conversion Agent (if other than the Trustee).

Section 9.10             Notice to Holders Prior to Certain Actions.  In case of any:

(a)           action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 9.04 or Section 9.11;

(b)           Share Exchange Event; or

(c)           voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, substantially concurrently with the public disclosure thereof, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 9.11             Stockholder Rights Plans.  If the Company has a rights plan in effect upon conversion of the Notes into Common Stock, if any, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and any certificate representing the share of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time.  If however, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock Distributed Property as provided in Section 9.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.12             No Adjustments.

(a)         Except as provided in Section 9.02, the Conversion Rate shall not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or the right to purchase Common Stock or any such convertible or exchangeable security, and, for the avoidance of doubt, no adjustment in the Conversion Rate shall be required:

(1)           upon the issuance of shares of Common Stock pursuant to any present or future plan of the Company providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(2)           for stock repurchases that are not tender offers referred to in Section 9.04(e), including structured or derivative transactions, pursuant to a stock repurchase program approved by the Board of Directors;

(3)           upon the issuance of shares of Common Stock or options, warrants or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)           upon the issuance of shares of Common Stock pursuant to any option, warrant or right or exercisable, exchangeable or convertible security not described in clause (3) above and outstanding as of the date the Notes were first issued;

(5)           solely for a change in the par value of the Common Stock; or

(6)           for accrued and unpaid interest.

(b)         To the extent that the Notes become convertible into the right to receive only cash in accordance with the provision of Section 9.07, no adjustment need be made thereafter as to the amount of cash to be received.

Section 9.13             Exchange in Lieu of Conversion.

(a)         When a Holder surrenders its Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion.  In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver, in exchange for such Notes, the cash, shares of Common Stock or combination of cash and shares of Common Stock, at the Company’s election, that would otherwise be due upon conversion as described in Section 9.02 above and in respect of which the Company has notified converting Holders.  If the Company makes the election described above, the Company shall, by the close of business on the second Business Day following the relevant Conversion Date, notify the Holder surrendering Notes for conversion that it has made such election.  In addition, the Company shall concurrently notify the Designated Institution of the relevant deadline for delivery of the consideration due upon conversion.  Any Notes exchanged by the Designated Institution shall remain outstanding.

(b)         If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 9.02(c), convert such Notes into cash, shares of Common Stock or combination of cash and shares of Common Stock, at the Company’s election, in accordance with the provisions of Section 9.02.

(c)         For the avoidance of doubt, in no event shall the Company’s designation of a Designated Institution pursuant to this Section 9.13 require the Designated Institution to accept any Notes for exchange.

ARTICLE 10

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 10.01           Repurchase at Option of Holders Upon a Fundamental Change.

(a)         If a Fundamental Change occurs at any time, each Holder of the Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 principal amount or an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 nor more than 35 Business Days following the date of the Fundamental Change Company Notice (or, if the Company fails to specify a Fundamental Change Repurchase Date, the 35th Business Day following the date of the Fundamental Change Company Notice, without prejudice to any rights or remedies Holders may have on account of such failure) at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, then the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 10.

(b)         Repurchases of Notes under this Section 10.01 shall be made, at the option of the Holder thereof, upon:

(i)            delivery to the Paying Agent (and the Trustee, if not the Paying Agent) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)           delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)            in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)           the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)          that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 10.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)         On or before the 20th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders of the Notes arising as a result thereof.  Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the effective date of the Fundamental Change;

(iii)          the last date on which a Holder may exercise the repurchase right pursuant to this Article 10;

(iv)          the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent;

(vii)         the Conversion Rate and any adjustments to the Conversion Rate, if applicable;

(viii)        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;

(ix)          the procedures that Holders must follow to require the Company to repurchase their Notes; and

(x)           any other information that the Company shall reasonably determine is appropriate to include therein.

Notwithstanding the foregoing, the Company will not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Such notice shall be by first class mail to the Trustee, to the Paying Agent and to each Holder of the Notes at its address shown in the Note Register (and to beneficial owners as required by applicable law) or, in the case of Global Notes, in accordance with Applicable Procedures.  Substantially concurrently with providing such notice, the Company shall issue a press release and publish a notice containing the information set forth in the Fundamental Change Company Notice on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.01.

(d)         Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated (other than in connection with a default in the payment of the Fundamental Change Repurchase Price), and such acceleration has not been rescinded, on or prior to such date.  The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (other than in connection with a default in the payment of the Fundamental Change Repurchase Price), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 10.02           Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 10.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)            the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 aggregate principal amount or an integral multiple thereof;

(ii)           if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii)          the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be $1,000 aggregate principal amount or an integral multiple thereof;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with Applicable Procedures.

Section 10.03           Deposit of Fundamental Change Repurchase Price.

(a)         The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.12 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided that the Holder has satisfied the conditions in Section 10.01) and (ii) the time of book-entry transfer or the delivery of such Notes to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 10.01, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)         If by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment of the Fundamental Change Repurchase Price on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn:

(i)            such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and

(ii)           all other rights of the Holders of such Notes shall terminate (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment).

(c)         Upon surrender of a Note that is to be repurchased in part pursuant to Section 10.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unpurchased portion of the Note surrendered, without payment of any service charge.

Section 10.04           Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer pursuant to a Fundamental Change Company Notice, the Company shall, if required:

(a)           comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(b)           file a Schedule TO or any other required schedule under the Exchange Act; and

(c)           otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 10 to be exercised in the time and in the manner specified in this Article 10.

ARTICLE 11

OPTIONAL REDEMPTION

Section 11.01           Applicability of Article 10 of the Base Indenture.  Article 10 of the Base Indenture shall not apply to the Notes.  Instead the provisions set forth in this Article 11 shall, with respect to the Notes, supersede in their entirety Article 10 of the Base Indenture, and all references in the Base Indenture to Article 10 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 11 or the applicable provisions set forth in this Article 11, respectively.

Section 11.02           Applicability of Article 11 of the Base Indenture; No Redemption Prior to January 15, 2022; No Sinking Funds.  Except to the extent provided in Section 11.03, the Notes shall not be redeemable by the Company prior to the Maturity Date.  Article 11 of the Base Indenture shall not apply to the Notes.  No sinking fund is provided for the Notes.

Section 11.03           Redemption on or After January 15, 2022.

(a)         On or after January 15, 2022 and prior to the Maturity Date, the Company may redeem for cash all or any portion of the Notes at its option if the Last Reported Sale Price of Common Stock equals or exceeds 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on the Trading Day prior to the date on which the Company sends any Notice of Redemption.

(b)         The redemption price of each Note to be so redeemed shall be equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (or, if the Company Defaults in the payment of the Redemption Price, the day on which such Default is no longer continuing) (the “Redemption Price”); provided that if the Redemption Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but not including, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Redemption Price shall be equal to 100% of the principal amount of Notes to be redeemed pursuant to this Article 11.

(c)         Not less than 30 nor more than 60 Scheduled Trading Days before the date of redemption (the “Redemption Date”), the Company shall send to all Holders of Notes, the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice of any redemption (the “Notice of Redemption”) specifying:

(i)            the Redemption Date and any record date relating thereto;

(ii)           the Redemption Price;

(iii)          the applicable Conversion Rate and Conversion Price;

(iv)          that Notes called for redemption may be converted at any time before the close of business on the date that is the later of (1) the Business Day immediately preceding the related Redemption Date and (2) if the Company fails to pay the Redemption Price on the Redemption Date as specified in the Notice of Redemption, such later date on which the Redemption Price is paid;

(v)           the Settlement Method (and in the case of an election of Combination Settlement the Specified Dollar Amount) for all conversions with a Conversion Date occurring during the period from and including the date the Notice of Redemption was sent to the close of business on the date that is the later of (1) the Business Day immediately preceding the related Redemption Date and (2) if the Company fails to pay the Redemption Price on the Redemption Date as specified in the Notice of Redemption, such later date on which the Redemption Price is paid;

(vi)          that Holders who want to convert Notes must satisfy the requirements set forth therein and in the Indenture;

(vii)         the CUSIP number of the Notes, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

(viii)        if the Notes are Physical Notes and fewer than all the Notes outstanding are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(ix)          the section of the Indenture pursuant to which the Notes called for redemption are being redeemed;

(x)           that, unless the Company defaults in making payment of the Redemption Price, interest on Notes or the portion of such Notes called for redemption ceases to accrue on and after the Redemption Date;

(xi)          the name and address of the Paying Agent, if applicable; and

(xii)         that Notes called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price or any other procedures Holders must follow in connection with redemption of their Notes.

In the case of Physical Notes, the Notice of Redemption shall be by first class mail or, in the case of Global Notes, such notice shall be sent in accordance with the applicable procedures of the Depositary. At the Company’s request given at least five Business Days prior to the delivery of such notice (unless a shorter period shall be satisfactory to the Trustee), the Trustee shall give any Notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Notice of Redemption shall be prepared by the Company.

At the time that any Notice of Redemption is provided, the Company shall publish a notice containing the same information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(d)         If the Company elects to redeem all Notes outstanding, it shall furnish to the Trustee, at or prior to the date the Notice of Redemption is to be given to Holders, an Officer’s Certificate stating:

(i)            the clause of the Indenture pursuant to which the redemption shall occur;

(ii)           the Redemption Date;

(iii)          the principal amount of Notes to be redeemed;

(iv)          the Redemption Price;

(v)           that such election has been duly authorized by all requisite corporate action on the part of the Company; and

(vi)          that such election complies with any applicable covenants or conditions precedent set forth in the Indenture.

If the Company elects to redeem less than all Notes outstanding, it shall furnish the above information to the Trustee at least five Business Days prior to the date the related Notice of Redemption is to be sent to Holders of such redemption (unless a shorter period shall be satisfactory to the Trustee).  Any proposed redemption may be cancelled by the Company upon written notice to the Trustee at any time prior to any Notice of Redemption being sent to any Holder, and, thereafter, such proposed redemption shall be null and void.

(e)         If less than all the Notes are to be redeemed, the Trustee shall select, by lot or in such other manner as it shall deem appropriate and fair in its discretion (and subject to the applicable procedures of the Depositary) and that may provide for the selection of a portion or portions (equal to $1,000 or any integral multiple thereof) of the principal amount of such Notes of a denomination larger than $1,000, the Notes to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Notes to be redeemed, in whole or in part.

(f)          Notwithstanding the foregoing, no Notes may be redeemed by the Company on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 11.04           Effect of Notice of Redemption.  Once a Notice of Redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Redemption except for Notes that are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price stated in the Notice of Redemption.

Section 11.05           Deposit of Redemption Price.

(a)         The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.12 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Redemption Date an amount of money sufficient to redeem all of the Notes called for redemption at the appropriate Redemption Price.  Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment of Notes called for redemption shall be made on the Redemption Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(b)         If by 11:00 a.m. New York City time, on the Redemption Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be redeemed on such Redemption Date, then (i) such Notes shall cease to be outstanding, (ii) interest shall cease to accrue on such Notes and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Redemption Price and, if applicable, interest as provided in the proviso to Section 11.03(b)).

(c)         Upon redemption of a Physical Note in part pursuant to Section 11.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note.

ARTICLE 12

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 12.01           Applicability of Article 7 of the Base Indenture.  Article 7 of the Base Indenture shall not apply to the Notes.  Instead the provisions set forth in this Article 12 shall, with respect to the Notes, supersede in their entirety Article 7 of the Base Indenture, and all references in the Base Indenture to Article 7 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 12 or the applicable provisions set forth in this Article 12, respectively.

Section 12.02           When Company May Merge, Etc.  The Company shall not consolidate with or merge with or into any other Person, or sell, convey, transfer or lease all or substantially all of its properties and assets to any entity formed by such consolidation or into which the Company is merged or the entity acquires by sale, conveyance or transfer, or which leases, all or substantially all the properties and assets of the Company (a “Successor Entity”) unless:

(a)           the Company is the surviving entity or the Successor Entity (if other than the Company) is a corporation or limited liability company treated as a corporation for U.S. federal income tax purposes, organized and validly existing under the laws of the United States, any State within the United States or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the Company’s obligations under the Notes and the Indenture, and this Indenture shall remain in full force and effect;

(b)           immediately after giving effect to such transaction, no Event of Default (as defined in Section 5.11), and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c)           the Company has delivered to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each stating that the proposed sale, consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with this Article 12 and that all conditions precedent herein provided for relating to such transaction have been complied with (except such Opinion of Counsel need not opine as to clause (2) above).

Section 12.03           Successor Entity Substituted.  Upon any such consolidation, merger, sale, conveyance, transfer or lease in accordance with Section 12.02 in which there is a Successor Entity, such Successor Entity shall succeed to, be substituted for, and may exercise every right and power of, the Company under the Notes and the Indenture with the same effect as if such Successor Entity had been named as the Company therein and herein, and thereafter, except in the case of any such lease, the Company shall be discharged from its obligations and covenants under the Notes and the Indenture.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.01           Investments.  All cash received by the Trustee or the Paying Agent (if other than the Trustee) shall be placed in a non-interest bearing trust account; provided, that the Trustee and the Paying Agent shall be entitled to invest funds received in advance of any due date in the U.S. Bank

Money Market Deposit Account or any substantially similar successor account, any earnings on which shall be for the account of the Company.

Section 13.02           Provisions Binding on Company’s Successors.  All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Supplemental Indenture by the Trustee shall bind its successors and assigns, whether so expressed or not.

Section 13.03           Official Acts by Successor Corporation.  Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 13.04           Governing Law; Jurisdiction.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES INCLUDING ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THE SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

THE COMPANY, THE TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES) EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture, the Notes or the transactions contemplated hereby or thereby may be instituted in the Specified Courts, and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by any method of delivery permitted under Section 1.5 or Section 1.6 of the Base Indenture, as applicable, (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 13.05           Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, any Fundamental Change Repurchase Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert a Security at the Conversion Price or Conversion Rate, as the case may be, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Supplemental Indenture or of the Notes (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) or, if applicable to a particular series of Notes, conversion need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of

Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Fundamental Change Repurchase Date, at the Stated Maturity or on such last day for conversion, as the case may be, and no additional interest shall accrue. Section 1.13 of the Base Indenture shall be superseded in its entirety by this Section 13.05 with respect to the Notes.

Section 13.06           No Security Interest Created.  Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 13.07           Benefits of Indenture.  Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders (or, with respect to the last paragraph of Section 2.05(d), beneficial owners of the Notes), the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Indenture.  The Conversion Agent shall be entitled to all of the rights, indemnities and protections of the Trustee granted to the Trustee in the Indenture.

Section 13.08           Table of Contents, Headings, Etc.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.09           Multiple Originals.  This instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.10           Severability.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.11           Calculations.  The Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee shall forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 13.12           Miscellaneous Amendments Under Base Indenture; Ratification of Base Indenture.

(a)         Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 13.13           Trustee’s Disclaimer.  The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or the Notes issued hereunder or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

INSMED INCORPORATED

By:	/s/ William H. Lewis
Name: William H. Lewis
Title: Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[First Supplemental Indenture Signature Page]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

INSMED INCORPORATED

1.75% Convertible Senior Note due 2025

No. [ ]	[Initially](1) $[ ]
CUSIP No. [ ]
ISIN No. [ ]

Insmed Incorporated, a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2) [ ](3), or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto](4) [of $[ ]](5), which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $450,000,000 in aggregate at any time [, in accordance with the rules and procedures of the Depositary](6).

This Note shall bear cash interest at the rate of 1.75% per year from January 26, 2018, or from the most recent date on which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until January 15, 2025.  Interest is payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2018, to Holders of record of the Notes at the close of business on the preceding January 1 or July 1 (whether or not such day is a Business Day), respectively.  Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.  Additional Interest will be payable as set forth in the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to the Indenture, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company in accordance with the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to redeem this Note for cash and giving the Holder of this Note the right to convert this Note into cash, and, if applicable, shares of Common Stock (unless the Company elects to deliver cash in lieu of all or a portion of such shares), on the terms and

(1)           Include if a global note.

(2)           Include if a global note.

(3)           Include if a physical note.

(4)           Include if a global note.

(5)           Include if a physical note.

(6)           Include if a global note.

subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim or controversy arising out of relating to this Note, shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of law that would result in the application of the law of another jurisdiction.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

INSMED INCORPORATED

By:
Name:
Title:

Dated:

This is one of the Notes described
in the within-named Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

INSMED INCORPORATED

1.75% Convertible Senior Note due 2025

This Note is one of a duly authorized issue of Securities of the Company, designated as its 1.75% Convertible Senior Notes due 2025 (the “Notes”), limited to the aggregate principal amount of $450,000,000 all issued or to be issued under and pursuant to an Indenture dated as of January 26, 2018 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of January 26, 2018 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Company and Wells Fargo Bank, National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the applicable Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate or in the amount, as applicable, and in the manner herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company designated by the Company for such purpose under the Indenture, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall not be redeemable at the Company’s option.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock (subject to the Company’s right to deliver cash in lieu of all or a portion of such shares of Common Stock) at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Subject to the provisions of the Indenture, the Company has the right, at its option, on or after January 15, 2022 and upon the occurrence of certain conditions specified in the Indenture, prior to the Maturity Date, to redeem for cash all or any portion of the Notes.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

INSMED INCORPORATED

1.75% Convertible Senior Notes due 2025

The initial principal amount of this Global Note is FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Insmed Incorporated

Wells Fargo Bank,  N.A.—DAPS REORG

600 S. 4th Street—7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 800-344-5128

Facsimile: 866-969-1290

Email: dapsreorg@wellsfargo.com

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 in principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

1

Please print name and address

2

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

3

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Insmed Incorporated

Wells Fargo Bank,  N.A.—DAPS REORG

600 S. 4th Street—7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 800-344-5128

Facsimile: 866-969-1290

Email: dapsreorg@wellsfargo.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Insmed, Incorporated (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the Indenture (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Wells Fargo Bank,  N.A.—DAPS REORG

600 S. 4th Street—7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 800-344-5128

Facsimile: 866-969-1290

Email: dapsreorg@wellsfargo.com

For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1